HUGO INTERNATIONAL EXECUTES AGREEMENT TO ACQUIRE MEAN GREEN BIOFUELS
               Company to Change Name to GS AgriFuels Corporation

NEW YORK, N.Y., May 23, 2006 - Hugo  International  Telecom,  Inc. (OTC Bulletin
Board: HGOT) today announced its execution of agreements to acquire Mean Green BioFuels, Inc., from GreenShift Corporation (OTC Bulletin Board: GSHF), Hugo's majority shareholder.

Under the terms of the acquisition agreements, Hugo agreed to acquire 100% of the issued and outstanding stock Mean Green BioFuels and its subsidiaries and exchange GreenShift's current 67% stake in Hugo in return for the assumption by Hugo of about $2.0 million of debt and the issuance to GreenShift of a new class of Hugo preferred stock that is convertible into 80% of Hugo's issued and outstanding stock at any time after the second anniversary of the closing of the acquisition. This acquisition is scheduled to close on or before June 30, 2006.

Mean Green intends to finance, build and operate several biodiesel production facilities in the U.S. The feedstock for these facilities will include corn oil derived from ethanol facilities, soybean oil, and animal fats. Mean Green is designing its first planned biodiesel production facility to operate at 45 million gallons per year and to be expandable to accommodate growth. Each Mean Green biodiesel facility is expected to utilize traditional esterification and transesterification methods as well as other proprietary processes.

"We believe that the Mean Green business model is an exciting and timely model that will benefit from being in a public platform," said Kevin Kreisler, Hugo's chairman and chief executive officer. "Our plan moving forward is to build and operate biodiesel production facilities and to acquire or make investments in strategically compatible clean fuels companies."

A key aspect of the Mean Green  business model is its reliance on new sources of
biodiesel  feedstocks  produced  by  its  clean  technology  partner,   Veridium
Corporation (OTC Bulletin Board: VRDM), another GreenShift company.

Mean Green is party to a strategic alliance with Veridium pursuant to which Mean Green has the ongoing exclusive right of first refusal rights to purchase Veridium's various biodiesel feedstocks including the high grade corn oil that Veridium extracts from an ethanol by-product called distillers dried grain ("DDG") with Veridium's patent-pending Corn Oil Extraction System(TM).

Veridium's pricing model for its Corn Oil Extraction Systems(TM) is based on its provision of its turn-key systems for no up-front cost in return for long-term corn oil purchase agreements based on a fixed discount to prevailing corn oil market prices. Veridium intends to purchase and sell its extracted corn oil as a high grade corn oil product until Mean Green's first biodiesel production facility commences operations, at which point Mean Green intends to purchase the oil from Veridium based on a fixed discount to prevailing fuel prices.

Hugo also today announced its intention to change its name to GS AgriFuels Corporation in conjunction with the closing of its acquisition of Mean Green.

About Hugo International Telecom, Inc. Hugo International Telecom is 67% owned by GreenShift Corporation (OTC Bulletin Board: GSHF), whose mission is to develop and support companies and technologies that facilitate the efficient use of natural resources and catalyze transformational environmental gains.

Safe Harbor Statement

This press release contains statements, which may constitute "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of Hugo International Telecom, Inc., and members of their management as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-statements include fluctuation of operating results, the ability to compete successfully and the ability to complete before-mentioned transactions. The company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

For more information, please contact:
Investor Relations
Hugo International Telecom, Inc.
Phone:   888-895-3585 - Extension 291
Fax:     646-792-2636